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                                                                    Exhibit 12.1

                      AGL Resources Inc. and Subsidiaries
                    Statement Setting Forth Computation of
                      Ratio of Earnings to Fixed Charges
                             (Dollars in millions)

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
                                                                -----------------------------------------------------------
                                                                                                          5yr + Q3-2001
                                                                -----------------------------------------------------------

                                                                  Q3-2001         Q3-2000           2000          1999
                                                                ------------    -------------    -----------   -----------
Earnings available for fixed charges:
     Net income                                                     $  84.1          $  53.7        $  71.1       $  74.4
     Income tax expense                                                47.8             30.7           37.2          39.1
     Fixed charges - see below                                         73.5             43.6           57.9          56.8
                                                                ------------    -------------    -----------   -----------
        Total                                                       $ 205.4          $ 128.0        $ 166.2       $ 170.3
                                                                ============    =============    ===========   ===========


Fixed Charges:
     Interest on long-term debt                                     $  40.9          $  35.2        $  46.7       $  49.7
     Amortization of debt expense                                       0.3              0.3            0.3           0.3
     Other interest                                                    27.7              4.3            6.9           4.0
     Interest component of rentals charged to income                    4.6              3.8            4.0           2.8
                                                                ------------    -------------    -----------   -----------
        Total fixed charges                                         $  73.5          $  43.6        $  57.9       $  56.8
                                                                ============    =============    ===========   ===========



     Ratio of earnings to fixed charges                                2.79             2.94           2.87          3.00
                                                                ============    =============    ===========   ===========

                                                                ---------------------------------------
                                                                ---------------------------------------

                                                                  1998          1997           1996
                                                                ----------   -----------    -----------
Earnings available for fixed charges:
     Net income                                                   $  80.6       $  76.6        $  75.6     1995 to 1992 are hidden
     Income tax expense                                              38.8          46.8           47.5
     Fixed charges - see below                                       57.7          55.1           52.0
                                                                ----------   -----------    -----------
        Total                                                     $ 177.1       $ 178.5        $ 175.1
                                                                ==========   ===========    ===========


Fixed Charges:
     Interest on long-term debt                                    $ 49.7        $ 45.1         $ 42.2
     Amortization of debt expense                                     0.3           0.3            0.3
     Other interest                                                   5.1           7.5            7.3
     Interest component of rentals charged to income                  2.6           2.2            2.2
                                                                ----------   -----------    -----------
        Total fixed charges                                        $ 57.7        $ 55.1         $ 52.0
                                                                ==========   ===========    ===========



     Ratio of earnings to fixed charges                              3.07          3.24           3.37
                                                                ==========   ===========    ===========
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